FUND ADMINISTRATION SERVICING AGREEMENT


      THIS AGREEMENT is made and entered into as of this 1st day of October, 2002, by and between Brazos Mutual Funds, a Delaware business trust (the "Trust"), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

      WHEREAS, USBFS is, among other things, in the business of providing fund administration services for the benefit of its customers; and

      WHEREAS, the Trust desires to retain USBFS to provide fund administration services for each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a "Fund", collectively the "Funds").

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    APPOINTMENT OF USBFS AS ADMINISTRATOR

      The Trust hereby appoints USBFS as administrator of the Trust on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.    SERVICES AND DUTIES OF USBFS

      USBFS shall provide the following fund administration services for the Funds, including but not limited to:

      A.   General Fund Management:

           (1)  Act as liaison among all Fund service providers.
           (2)  Supply:

                a.   Corporate secretarial services.
                b.   Office   facilities   (which  may  be  in  USBFS's  or  its
                     affiliate's own offices).
                c. Non-investment-related statistical and research data as needed.

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

           (3) Coordinate the Trust's Board of Trustees' (the "Board of Trustees" or the "Trustees") communications, which may include:

                a.   Establish draft Board meeting agendas.
                b. Prepare reports for the Board of Trustees based on financial and administrative data.
                c.   Evaluate independent auditor.
                d. Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the "SEC") filings relating thereto.
                e. Prepare minutes of meetings of the Board of Trustees and Fund shareholders, if so requested by the Board.
                f. Recommend dividend declarations to the Board of Trustees, prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.
                g. Provide personnel to serve as officers of the Trust if so elected by the Board of Trustees, attend Board of Trustees meetings and present materials for Trustees' review at such meetings.

           (4)  Audits:

                a.   Prepare   appropriate   schedules  and  assist  independent
                     auditors.
                b. Subject to the Trust's consent, provide information to the SEC and facilitate audit process.
                c.   Provide office facilities.

           (5)  Assist in overall operations of each Fund.
           (6)  Pay Fund expenses upon written authorization from the Trust.
           (7)  Monitor arrangements under shareholder services or similar plan.

      B.   Compliance:

           (1)  Regulatory Compliance:

                a.   Monitor   compliance   with  the  1940  Act   requirements,
                     including:

                     (i)  Asset diversification tests.

                     (ii) Total return and SEC yield calculations.

                     (iii) Maintenance of books and records under Rule 31a-3.

                     (iv) Code of  Ethics  requirements  for  the  disinterested
                          Trustees of the Fund.

                b. Monitor each Fund's compliance with the policies and investment limitations of the Trust as set forth in its current prospectus (the "Prospectus") and statement of additional information (the "SAI").
                c. Maintain awareness of applicable regulatory and operational service issues and recommend dispositions.

           (2)  Blue Sky Compliance:

                a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the qualification of the securities of the Trust, each Fund, or class of shares of a Fund, as applicable, so as to enable the Trust to make a continuous offering of its shares in all states.
                b.   Monitor status and maintain qualifications in each state.
                c. Provide information regarding material developments in state securities regulation.

           (3)  SEC Registration and Reporting:

                a.   Assist Fund counsel in updating the  Prospectus and SAI and in preparing proxy statements and Rule 24f-2 notices.
                b.   Prepare and file annual and semiannual reports,  Form N-SAR filings and Rule 24f-2 notices.
                c. Coordinate the printing, filing and mailing of publicly disseminated Prospectuses and reports, and amendments and supplements thereto.
                d.   File fidelity bond under Rule 17g-1.
                e.   File shareholder reports under Rule 30b2-1.
                f. Monitor sales of each Fund's shares and ensure that such shares are properly registered or qualified, as applicable, with the SEC and the appropriate state authorities.

           (4)  IRS Compliance:

                a. Monitor the Trust's status as a regulated investment company under Subchapter M, including without limitation, review of the following:

                     (i)  Asset diversification requirements.
                     (ii) Qualifying income requirements.
                     (iii) Distribution requirements.

                b. Calculate required distributions (including excise tax distributions).

      C.   Financial Reporting:

           (1)  Provide  financial  data required by the Funds'  Prospectus  and
                SAI.
           (2) Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board of Trustees, the SEC, and independent auditors.

           (3) Supervise the Trust's custodian and fund accountants in the maintenance of the Trust's general ledger and in the preparation of the Funds' financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Trust's net assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders.
           (4) Compute the yield, total return and expense ratio of each class of each Fund, and each Fund's portfolio turnover rate.
           (5) Monitor the expense accruals and notify the Trust's management of any proposed adjustments.
           (6) Prepare monthly financial statements, which include without limitation the following items:

                a.   Schedule of Investments.
                b.   Statement of Assets and Liabilities.
                c.   Statement of Operations.
                d.   Statement of Changes in Net Assets.
                e.   Cash Statement.
                f.   Schedule of Capital Gains and Losses.

           (7)  Prepare quarterly broker security transaction summaries.

      D.   Tax Reporting:

           (1) Prepare and file on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8610 with any necessary schedules.
           (2)  Prepare state income breakdowns where relevant.
           (3) File Form 1099 Miscellaneous for payments to Trustees and other service providers.
           (4)  Monitor wash sale losses.
           (5)  Calculate eligible dividend income for corporate shareholders.

3.    COMPENSATION

      USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Trust shall pay all fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall settle such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of one and one-half percent (1 1/2%) per month, after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to USBFS shall only be paid out of the assets and property of the particular Fund involved.

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

4.    DISCLAIMER OF LIABILITY

      This Agreement is executed on behalf of the Trust by its officers in their capacities as officers and not individually. The obligations of the Trust under this Agreement are not binding upon the Trust's trustees, officers, or shareholders individually, but are binding only upon the assets and property of the Trust to which the services performed pursuant to this Agreement relate. USBFS agrees that if obligations or liability relates to one or more Funds, the obligations or liability hereunder shall be limited to the respective assets of such Funds.

5.    INDEMNIFICATION; LIMITATION OF LIABILITY

      A. USBFS shall exercise reasonable care in the performance of its duties under this Agreement. USBFS shall not be liable for any error of judgment or mistake of law or for any loss resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS's control, except a loss arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. The Trust shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) which USBFS may sustain or incur or which may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by the Trust as a result of the Trust's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement.

           USBFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

           In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond USBFS's control. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS. USBFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect USBFS's premises and operating capabilities at any time during regular business hours of USBFS, upon reasonable notice to USBFS.

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

           Notwithstanding the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense.

      B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

6.    PROPRIETARY AND CONFIDENTIAL INFORMATION

      USBFSagrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

      Further, USBFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Trust's shareholders to any third party unless specifically directed by the Trust or allowed under one of the exceptions noted under the Act.

7.    TERM OF AGREEMENT; AMENDMENT

      This Agreement shall become effective as of the date first written above and will continue in effect for a period of three years. Subsequent to the initial three-year term, this Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

8.    RECORDS

      USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

9.    GOVERNING LAW

      This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

10.   DUTIES IN THE EVENT OF TERMINATION

      In the event that, in connection with termination, a successor to any of USBFS's duties or responsibilities hereunder is designated by the Trust by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which USBFS has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS's personnel in the establishment of books, records, and other data by such successor.

11.   NO AGENCY RELATIONSHIP

      Nothing herein contained shall be deemed to authorize or empower USBFS to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

12.   DATA NECESSARY TO PERFORM SERVICES

      The Trust or its agent shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If USBFS is also acting in another capacity for the Trust, nothing herein shall be deemed to relieve USBFS of any of its obligations in such capacity.

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

13.   ASSIGNMENT

      This Agreement may not be assigned by either party without the prior written consent of the other party.

14.   SEVERABILITY

      If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

 15.  SURVIVAL

      Sections 3, 4, 5, 6, 8, 10 and 14 shall survive termination of this Agreement.

16.   NOTICES

      Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

      Notice to USBFS shall be sent to:

           U.S. Bancorp Fund Services, LLC
           615 East Michigan Street
           Milwaukee, WI  53202

      and notice to the Trust shall be sent to:

           Brazos Mutual Funds
           Mr. Dan Hockenbrough
           5949 Sherry Lane
           Suite 1600
           Dallas, TX  75225

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

BRAZOS MUTUAL FUNDS                         U.S. BANCORP FUND SERVICES, LLC


By:  /s/ Dan L. Hockenbrough                By:  /s/ Joe Redwine
     ------------------------------              ----------------------------



Title:  President                           Title:  President
        ---------------------------                 -------------------------

                                    EXHIBIT A
                                     TO THE
                     FUND ADMINISTRATION SERVICING AGREEMENT

                                   FUND NAMES

                     SEPARATE SERIES OF BRAZOS MUTUAL FUNDS

Name of Series                                                   Date Added
--------------                                                   ----------

Brazos Micro Cap Portfolio                                         10/1/02
Brazos Small Cap Portfolio                                         10/1/02
Brazos Mid Cap Portfolio                                           10/1/02
Brazos Real Estate Securities Portfolio                            10/1/02
Brazos Multi Cap Portfolio                                         10/1/02

                                    EXHIBIT B
                                     TO THE
                     FUND ADMINISTRATION SERVICING AGREEMENT

                                  FEE SCHEDULE

----------------------------------------------------------------------------------------------------
DOMESTIC FUNDS                                      INTERNATIONAL FUNDS
--------------                                      -------------------
Annual fee based upon assets per fund:              Annual fee based upon assets per fund:
 8 basis points on the first $200 million            9 basis points on the first $200 million
 7 basis points on the next $500 million             8 basis points on the next $300 million
 5 basis points on the balance                       6 basis points on the next $500 million
 Minimum annual fee:  $35,000 per fund               4 basis points on the balance
                                                     Minimum annual fee:  $50,000 per fund
MULTIPLE CLASS ADMINISTRATION (B, II)
$12,000 PER YEAR PER CLASS                          Extraordinary services - quoted separately

Extraordinary services - quoted separately          Plus out-of-pocket expenses, including but not
                                                    limited to:
Plus out-of-pocket expenses, including but not       Postage, Stationery
limited to:                                          Programming, Special Reports
 Postage, Stationery                                 Proxies, Insurance
 Programming, Special Reports                        EDGAR filing - Approx. $9.00/page
 Proxies, Insurance                                  Retention of records
 EDGAR filing - Approx. $9.00/page                   Federal and state regulatory filing fees
 Retention of records                                Certain insurance premiums
 Federal and state regulatory filing fees            Expenses from board of directors meetings
 Certain insurance premiums                          Auditing and legal expenses
 Expenses from board of directors meetings           Blue Sky conversion expenses (if necessary)
 Auditing and legal expenses                         All other out-of-pocket expenses
 Blue Sky conversion expenses (if necessary)
 All other out-of-pocket expenses                   Fees are billed monthly

Fees are billed monthly
----------------------------------------------------------------------------------------------------

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